EXHIBIT 99.1

The Men’s Wearhouse, Inc.

For Immediate Release

News Release

MEN’S WEARHOUSE REPORTS THIRD QUARTER 2004 RESULTS

Diluted EPS up 48% to $0.34 including charge

Diluted EPS increased 65% to $0.38 excluding charge

HOUSTON – November 17, 2004 – The Men’s Wearhouse (NYSE: MW) today announced its consolidated financial results for the third quarter ended October 30, 2004.

Third Quarter Sales Summary — Fiscal 2004

	U.S. dollars,
	in millions
	Current	Prior	Total Sales		Comparable Store
	Year	Year	Change %		Sales Change %

Total Company	$357.8	$322.6	10.9%

United States	$318.5	$288.5	10.4%		6.1%

Canada	$39.3	$34.1	15.2	%(a)	9.7%

Net earnings were $12.6 million, or $0.34 diluted earnings per share, for the quarter, compared to net earnings of $9.1 million, or $0.23 diluted earnings per share, in the same period a year ago. Adding back a charge of $1.3 million, net of tax, or $0.04 diluted earnings per share in the current year third quarter for the impairment of certain technology assets, net earnings were $13.9 million and diluted earnings per share were $0.38, up 65% over the prior year. A reconciliation of net income for the third quarter and first nine months of 2004, respectively, to our non-GAAP net income for the third quarter and first nine months of 2004 is included in a table at the end of this release.

Nine Month Sales Summary – Fiscal 2004

	U.S. dollars,
	in millions
			Total Sales		Comparable Store
	Current Year	Prior Year	Change %		Sales Change %

Total Company	$1,088.0	$970.0	12.2%

United States	$969.3	$864.4	12.1%		8.3%

Canada	$118.7	$105.6	12.4	%(a)	7.5%

Net earnings were $45.9 million, or $1.25 diluted earnings per share, for the nine months, compared to net earnings of $31.5 million, or $0.79 diluted earnings per share, in the same period a year ago. Adding back the above mentioned charge, net earnings were $47.2 million and diluted earnings per share were $1.29, up 63% over the prior year.

(a) Total sales change % using Canadian dollars was 8.8% and 7.0% for the quarter and nine month periods, respectively.

Store Information

	October 30, 2004		November 1, 2003		January 31, 2004
	Number	Sq. Ft.	Number	Sq. Ft.	Number	Sq. Ft.
	of Stores	(000’s)	of Stores	(000’s)	of Stores	(000’s)

Men’s Wearhouse	514	2,801.4	504	2,750.4	506	2,762.8

Moores, Clothing for Men	114	704.3	114	700.1	114	700.1

K&G (b)	74	1,712.1	71	1,626.3	73	1,672.9

Total	702	5,217.8	689	5,076.8	693	5,135.8

(b)	38, 30 and 35 stores, respectively, offering women’s apparel.

Fiscal 2004 Guidance

•	Net Sales

The company expects its fourth quarter net sales to be in the range of $449.8 million to $452.8 million, an increase of 6.4% to 7.1%. Fifty two week net sales are expected to be in the range of $1.538 billion to $1.541 billion, an increase of 10.4% to 10.6%.

U.S. comparable store sales growth for fourth quarter and the full year are expected to be positive mid single digit and positive high single digit, respectively. Canadian comparable store sales for the fourth quarter and full year are expected to be positive low single digit and positive mid single digit, respectively.

•	Gross Margin
Gross margin, as a percentage of sales, for the fourth quarter and full year is expected to be in the range of 38.5% to 38.6% and 38.7% to 38.8%, respectively.

•	S G & A Margin

Selling, general and administrative expenses, as a percentage of sales, for the fourth quarter and full year are anticipated to be in the range of 30.2% to 30.3%, and 31.3% to 31.5%, respectively.

•	Effective Tax Rate of approximately 37.25%.

•	Diluted Earnings Per Share (c)

Fourth Quarter	$0.61 — $0.63

Fiscal Year	$1.86 — $1.88 (d)

(c)	Diluted shares are estimated to be 36.9 million for the fourth quarter and 36.8 million for the fiscal year.

(d)	Includes the $0.04 per diluted share charge related to the impairment of certain technology assets

•	Capital Expenditures and Depreciation & Amortization

Capital expenditures for the year are estimated to be $73 million and depreciation and amortization is estimated to be $51 million.

•	Store Growth

The company anticipates square footage to increase approximately 3.1% with the following net store opening activity for the year:

Fiscal Year 2004

	1st Q Actual	2nd Q	3rd Q	4th Q	Total
	Actual	Actual	Actual

Men’s Wearhouse	2	0	6	3	11

K&G	0	1	0	2	3

Total	2	1	6	5	14

CONFERENCE CALL AND WEBCAST INFORMATION

At 5:30 p.m. Eastern Time today, company management will host a conference call and real-time webcast to review the financial results of The Men’s Wearhouse, Inc.’s third quarter. To access the conference call, dial 303-262-2131. To access the live webcast presentation, visit the Investor Relations section of the company’s website at www.menswearhouse.com. A telephonic replay will be available through November 24th by calling 303-590-3000 and entering the access code of 11014253, or a webcast archive will be available free on the website for approximately 90 days.

Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 702 stores. The stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories, including tuxedo rentals available in the Men’s Wearhouse and Moores stores.

For additional information on Men’s Wearhouse, please visit the company’s website at www.menswearhouse.com.

This press release contains forward-looking information. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be significantly impacted by various factors, including unfavorable local, regional and national economic developments, disruption in retail buying trends due to homeland security concerns, severe weather conditions, aggressive advertising or marketing activities of competitors and other factors described herein and in the Company’s annual report on Form 10-K for the year ended January 31, 2004 and subsequent Forms 10-Q.

CONTACT:	Claudia Pruitt, Men’s Wearhouse (713) 592-7200
Ken Dennard, DRG&E (713) 529-6600

- Tables to Follow -

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

FOR THE NINE MONTHS ENDED
OCTOBER 30, 2004 AND NOVEMBER 1, 2003
(In thousands, except per share data)
(Unaudited)

	Nine Months Ended
		% of		% of
	2004	Sales	2003	Sales
Net sales	$1,088,004	100.00%	$970,027	100.00%
Cost of goods sold, including buying and occupancy costs	665,323	61.15%	617,434	63.65%

Gross margin	422,681	38.85%	352,593	36.35%
Selling, general and administrative expenses	346,308	31.83%	300,913	31.02%

Operating income	76,373	7.02%	51,680	5.33%
Interest income	(953)	-0.09%	(1,017)	-0.10%
Interest expense	4,204	0.39%	2,475	0.26%

Earnings before income taxes	73,122	6.72%	50,222	5.18%
Provision for income taxes	27,238	2.50%	18,707	1.93%

Net earnings	$45,884	4.22%	$31,515	3.25%

Net earnings per basic share	$1.27		$0.80

Net earnings per diluted share	$1.25		$0.79

Weighted average shares outstanding:
Basic	35,989		39,329

Diluted	36,709		39,775

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED
OCTOBER 30, 2004 AND NOVEMBER 1, 2003
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
		% of		% of
	2004	Sales	2003	Sales
Net sales	$357,795	100.00%	$322,613	100.00%
Cost of goods sold, including buying and occupancy costs	218,430	61.05%	204,175	63.29%

Gross margin	139,365	38.95%	118,438	36.71%
Selling, general and administrative expenses	118,212	33.04%	103,344	32.03%

Operating income	21,153	5.91%	15,094	4.68%
Interest income	(316)	-0.09%	(348)	-0.11%
Interest expense	1,431	0.40%	1,012	0.31%

Earnings before income taxes	20,038	5.60%	14,430	4.47%
Provision for income taxes	7,464	2.09%	5,375	1.67%

Net earnings	$12,574	3.51%	$9,055	2.81%

Net earnings per basic share	$0.35		$0.23

Net earnings per diluted share	$0.34		$0.23

Weighted average shares outstanding:
Basic	35,861		38,927

Diluted	36,692		39,785

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS

	October 30,	November 1,
	2004	2003
	(Unaudited)
ASSETS
Current assets:
Cash	$95,179	$92,845
Accounts receivable, net	17,763	14,516
Inventory	434,271	423,073
Other current assets	33,542	26,638

Total current assets	580,755	557,072
Property and equipment, net	233,138	211,187
Goodwill, net	56,025	39,417
Other assets, net	47,480	37,730

Total assets	$917,398	$845,406

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$205,878	$177,258
Long term debt	131,000	130,000
Deferred taxes and other liabilities	34,845	29,140
Shareholders’ equity	545,675	509,008

Total liabilities and equity	$917,398	$845,406

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED
OCTOBER 30, 2004 AND NOVEMBER 1, 2003
(In thousands)
(Unaudited)

	Nine Months Ended
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$45,884	$31,515
Non-cash adjustments to net earnings:
Depreciation and amortization	37,827	36,828
Other	4,908	(2,680)
Changes in assets and liabilities	(55,730)	(41,105)

Net cash provided by operating activities	32,889	24,558

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(54,675)	(32,581)
Net assets acquired	(11,000)	—
Other	(291)	(1,605)

Net cash used in investing activities	(65,966)	(34,186)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	—	130,000
Principal payments on bank debt	—	(44,175)
Purchase of treasury stock	(11,186)	(73,435)
Other	5,889	3,334

Net cash provided by (used in) financing activities	(5,297)	15,724

Effect of exchange rate changes on cash	1,407	1,825

INCREASE (DECREASE) IN CASH	(36,967)	7,921
Cash beginning of period	132,146	84,924

Cash end of period	$95,179	$92,845

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(A Non-GAAP Financial Measure)
(In thousands, except per share amounts)

Use of Non-GAAP Financial Measures

We have provided non-GAAP adjusted earnings per share information for the three and nine months ended October 30, 2004 in this news release in addition to providing financial results in accordance with GAAP. This information reflects, on a non-GAAP adjusted basis, our net earnings and earnings per diluted share after excluding the effects of a charge of $1.3 million, net of tax, or $0.04 diluted earnings per share in the current year third quarter for the impairment of certain technology assets. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, we believe the non-GAAP adjusted results provide useful information to both management and investors by excluding an expense item that we believe is not indicative of our core operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of this non-GAAP information to our actual results for the three and nine months ended October 30, 2004 is as follows:

	Three Months Ended October 30, 2004
				NON-GAAP
	GAAP	NON-GAAP		Adjusted
	Results	Adjustments		Results
Net Sales	$357,795	$—		$357,795
Cost of goods sold including buying and occupancy costs	218,430	—		218,430

Gross profit	139,365	—		139,365
Selling, general and administrative expenses	118,212	(2,169	)(1)	116,043

Operating Income	21,153	—		23,322
Interest income	(316)	—		(316)
Interest expense	1,431	—		1,431

Earnings before income taxes	20,038	—		22,207
Provision for income taxes	7,464	808	(1)	8,272

Net earnings	$12,574	$1,361	(1)	$13,935

Diluted net earnings per share	$0.34	$0.04	(1)	$0.38

Diluted common shares outstanding	36,692			36,692

	Nine Months Ended October 30, 2004
				NON-GAAP
	GAAP	NON-GAAP		Adjusted
	Results	Adjustments		Results
Net Sales	$1,088,004	$—		$1,088,004
Cost of goods sold including buying and occupancy costs	665,323	—		665,323

Gross profit	422,681	—		422,681
Selling, general and administrative expenses	346,308	(2,169	)(1)	344,139

Operating Income	76,373	—		78,542
Interest income	(953)	—		(953)
Interest expense	4,204	—		4,204

Earnings before income taxes	73,122	—		75,291
Provision for income taxes	27,238	808	(1)	28,046

Net earnings	$45,884	$1,361	(1)	$47,245

Diluted net earnings per share	$1.25	$0.04	(1)	$1.29

Diluted common shares outstanding	36,709			36,709

(1) Adjustments in the third quarter of 2004 are related to charges for the impairment of certain technology assets.